Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

BY AND AMONG

INERGY, L.P.,

INERGY MIDSTREAM, L.P.,

NRGM GP, LLC,

AND

INTREPID MERGER SUB, LLC

AND

CRESTWOOD GAS SERVICES GP LLC,

CRESTWOOD GAS SERVICES HOLDINGS LLC,

AND

CRESTWOOD HOLDINGS LLC

AND

CRESTWOOD MIDSTREAM PARTNERS LP

Dated as of May 5, 2013

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of May 5, 2013 (this “Agreement”), is entered into by and among Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of NRGM (“Merger Sub” and, collectively with NRGY, NRGM and NRGM GP, the “Inergy Parties”), on the one hand, and Crestwood Gas Services GP LLC, a Delaware limited liability company (“CMLP GP”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CW Gas Holdings”) and Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings” and, collectively with CMLP GP and CW Gas Holdings, the “Crestwood Parties”), and Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties, CMLP, CMLP GP, the general partner of CMLP, and CW Holdings, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into CMLP (the “Merger”) with CMLP as the surviving entity; and

WHEREAS, as of the date hereof, the Crestwood Parties are the Holders of the CMLP Units set forth on Schedule A hereto (the “Existing Units” and, together with any additional CMLP Units pursuant to Section 4.3 hereof, the “Subject Units”); and

WHEREAS, in connection with the Merger Agreement, the Inergy Parties have requested that the Crestwood Parties enter into this Agreement and abide by the covenants and obligations set forth herein, and CMLP has also requested that the Crestwood Parties abide by certain of the covenants and obligations set forth herein.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“CMLP” shall have the meaning set forth in the recitals.

“CMLP Class D Units” shall mean the Class D units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP Common Units” shall mean the common units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP GP” shall have the meaning set forth in the preamble.

“CMLP Limited Partners” shall have the meaning set forth in Section 2.1 of this Agreement.

“CMLP Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of CMLP dated as of February 19, 2008, as amended from time to time.

“CMLP Units” shall mean the CMLP Common Units and the CMLP Class D Units.

“Crestwood Parties” shall have the meaning set forth in the preamble.

“CW Gas Holdings” shall have the meaning set forth in the preamble.

“CW Holdings” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Units” shall have the meaning set forth in the recitals.

“Grantee” shall have the meaning set forth in Section 2.3 of this Agreement.

“Inergy Parties” shall have the meaning set forth in the preamble.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Sub” shall have the meaning set forth in the preamble.

“NRGM” shall have the meaning set forth in the preamble.

“NRGM GP” shall have the meaning set forth in the preamble.

“NRGY” shall have the meaning set forth in the preamble.

“Permitted Transfer” means (i) any Transfer of Subject Units by a Crestwood Party to another Crestwood Party or any other Affiliate of a Crestwood Party that is a party hereto or that agrees in a writing reasonably satisfactory to the Inergy Parties to be bound and subject to the terms and provisions hereof to the same extent as the Crestwood Parties and (ii) any pledge of Subject Units in connection with any credit facility now in existence or which may in the future be obtained by a Crestwood Party in connection with the transactions contemplated by the

Merger Agreement, MLP GP Contribution Agreement or NRGY GP Purchase Agreement and any Transfer of such Subject Units upon the foreclosure thereof by any lender under any such credit facility.

“Subject Units” shall have the meaning set forth in the recitals.

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by liquidation, by dissolution, by dividend, by distribution, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, grant, gift, hypothecation or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to domestic relations proceeding, by liquidation, by dissolution, by dividend, by distribution, by operation of Law or otherwise).

ARTICLE 2

VOTING

2.1 Agreement to Vote Subject Units. Each of the Crestwood Parties hereby irrevocably and unconditionally agrees that, at any meeting of the Limited Partners (as defined in the CMLP Partnership Agreement, the “CMLP Limited Partners”), however called, including any adjournment or postponement thereof, and in connection with any written consent of the CMLP Limited Partners, it shall, to the fullest extent that such Crestwood Party’s Subject Units are entitled to vote thereon or consent thereto:

(a) appear at each such meeting, in person or by proxy, or otherwise cause its Subject Units to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Subject Units (i) in favor of the adoption of the Merger Agreement and any transactions contemplated by the Merger Agreement, submitted for the vote or written consent of the CMLP Limited Partners; (ii) against any action, agreement or transaction that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of CMLP or CMLP GP or any of their Subsidiaries contained in the Merger Agreement; and (iii) against any action, agreement or transaction that would impede, interfere with, delay, postpone, discourage, prevent, nullify, frustrate the purposes of, be in opposition to or in competition or inconsistent with, or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement.

2.2 No Inconsistent Agreements. Each of the Crestwood Parties hereby represents, covenants and agrees that, except for this Agreement, it (a) has not entered into, and, during the term of this Agreement, will not enter into, any voting agreement or voting trust with respect to its Subject Units; (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the voting of its Subject Units (except as contemplated by Section 2.1 or Section 2.3); and (c) has not taken and, during the term of this Agreement, will not knowingly take any action that would make any representation or warranty of such Crestwood Party contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Crestwood Party from performing any of its obligations under this Agreement.

2.3 Proxy. In order to secure the obligations set forth herein, during the term of this Agreement, each of the Crestwood Parties hereby irrevocably appoints Laura Ozenberger and Michael K. Post (collectively, the “Grantees”), and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Crestwood Parties, to vote or execute written consents with respect to the Subject Units in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any meeting of the CMLP Limited Partners at which any of the matters described in Section 2.1 are to be considered; provided that, notwithstanding the grant of this irrevocable proxy, the Crestwood Parties may vote in accordance with Section 2.1 and in favor of any adjournment that is not prohibited by the Merger Agreement, by proxy or otherwise. Each of these proxies is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and each of the Crestwood Parties shall take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of such Crestwood Party’s proxy and hereby revokes any proxy previously granted by it with respect to the Subject Units.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of the Crestwood Parties hereby represents and warrants to the Inergy Parties as follows:

3.1 Organization; Authorization; Validity of Agreement; Necessary Action. Each of the Crestwood Parties is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other actions or proceedings on the part of any of the Crestwood Parties to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by each of the Crestwood Parties and, assuming the due execution and delivery of this Agreement by the Inergy Parties and CMLP, constitutes a valid and binding agreement of each of the Crestwood Parties, enforceable against each of the Crestwood Parties by the Inergy Parties or by CMLP in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.2 Ownership. As of the date hereof, each of the Crestwood Parties is the holder of the number of Existing Units as set forth on Schedule A hereto. Except for shared voting power solely for SEC reporting purposes as set forth in the Schedule 13D filed by the Crestwood Parties with the SEC prior to the date hereof and except as a result of making a Permitted Transfer or as required pursuant to Section 2.1 hereof, each of the Crestwood Parties has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Crestwood Party’s Subject Units.

3.3 No Violation. Neither the execution, delivery or performance of this Agreement by any of the Crestwood Parties nor the performance by any of the Crestwood Parties of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act) upon any of the Subject Units or any material properties, rights or assets, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation of any kind to which any of the Crestwood Parties or any of their respective Subsidiaries is a party or by which any of the Crestwood Parties’ or any of their respective Subsidiaries’ respective properties, rights or assets may be bound; (ii) violate any Orders or Laws applicable to any of the Crestwood Parties or any of its properties, rights or assets; or (iii) result in a violation or breach of or conflict with the organizational documents of any of the Crestwood Parties.

3.4 Consents and Approvals. No Order, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by any of the Crestwood Parties in connection with (i) the execution, delivery and performance of this Agreement or (ii) the consummation by the Crestwood Parties of the transactions contemplated hereby, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

3.5 Reliance by Inergy Parties and CMLP. Each of the Crestwood Parties understands and acknowledges that the Inergy Parties and CMLP are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Crestwood Parties contained herein.

ARTICLE 4

OTHER COVENANTS

4.1 Non-Solicitation. The Crestwood Parties shall not, and shall cause their controlled Affiliates and shall use their reasonable best efforts to cause their Representatives not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing confidential information) any third Person to make an MLP Takeover Proposal or assist any third Person in preparing or soliciting an offer relating in any way to an MLP Takeover Proposal; provided, however, that any Crestwood Party, including in its capacity as record or beneficial owner of any Subject Units, and any Affiliate or Representative of any of the Crestwood Parties, may take the actions described in this Section 4.1 at any time that CMLP and CMLP GP are permitted by the terms of Section 6.5 of the Merger Agreement to take such actions.

4.2 Prohibition on Transfers, Other Actions. Each of the Crestwood Parties hereby agrees not to (a) Transfer any of the Subject Units, unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Crestwood Party’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such Crestwood Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be null and void.

4.3 Changes to Subject Units. Each of the Crestwood Parties agrees that all CMLP Units that such Crestwood Party purchases, acquires the right to vote or otherwise acquires beneficial ownership of (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute “Subject Units” for all purposes of this Agreement. In the event of a unit split, unit distribution or any change in the CMLP Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the term “Subject Units” shall be deemed to refer to and include such CMLP Units as well as all such distributions and any securities of CMLP into which or for which any or all of such CMLP Units may be changed or exchanged or which are received in such transaction.

4.4 Further Assurances. From time to time, at the request of any of the Inergy Parties and without further consideration, each of the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, such instruments of endorsement, direction or authorization as may be necessary, and take all such further action as may be reasonably necessary or advisable, to consummate and make effective the transactions contemplated by this Agreement.

4.5 Standstill. Other than as contemplated in the MLP GP Contribution Agreement and the Merger Agreement and other than as a result of distributions of additional CMLP Class D Units issued in kind to the Holders of CMLP Class D Units and the holder of the CMLP Incentive Distribution Rights in accordance with the CMLP Partnership Agreement, from and after the date hereof and prior to the MLP Unitholder Approval having been obtained, none of the Crestwood Parties, nor any of their respective controlled Affiliates, shall acquire beneficial ownership of any additional CMLP Units.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof); (c) the Drop Dead Date; (d) the making of any change, by amendment, waiver (other than waivers by the Inergy Parties of any of their rights), or other modification, by any party, to any provision of the Merger Agreement that is adverse to any of the Crestwood Parties, in each case in this clause (d) without the prior written consent of the Crestwood Parties; and (e) the mutual written agreement of each of the Crestwood Parties, CMLP and the Inergy Parties to terminate this Agreement. Upon the occurrence of any such event, this Agreement shall automatically terminate without any notice or further action from the parties hereto and be of no further force or effect. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination. Notwithstanding the foregoing, the right of CMLP to enforce Article II of this Agreement shall also terminate at such time as the MLP Conflicts Committee effects an MLP Recommendation Change.

5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in any of the Inergy Parties any direct or indirect ownership or incidence of ownership of or with respect to any Subject Units. All rights, ownership and economic benefit relating to the Subject Units shall remain vested in and belong to the Crestwood Parties, and the Inergy Parties shall have no authority to direct the Crestwood Parties in the voting or disposition of any of the Subject Units, except as otherwise provided herein.

5.3 Publicity. Each of the Crestwood Parties hereby permits the Inergy Parties and CMLP to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, the identity of each of the Crestwood Parties, the ownership of the Subject Units by each of the Crestwood Parties and the nature of the commitments, arrangements and understandings of each the Crestwood Parties pursuant to this Agreement.

5.4 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder to a party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, however, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the Inergy Parties, to:

Inergy Midstream, L.P.

2 Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

and

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

With a copy to (which shall not constitute notice):

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Mike Rosenwasser and Gillian A. Hobson

Facsimile: (713) 615-5794

and

Conflicts Committee of the Board of Directors

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Randy E. Moeder, Chairman of the Conflicts Committee

Facsimile: (405) 286-9192

and

Potter Anderson & Corroon LLP

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

Attention: Thomas A. Mullen

Facsimile: (302) 778-6204

If to any of the Crestwood Parties, to:

Crestwood Holdings LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile: 212-455-2502

If to CMLP, to:

Crestwood Midstream Partners L.P.

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With copies to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile No.: 212-455-2502

and

Conflicts Committee of the Board of Directors

Crestwood Gas Services GP LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Philip D. Gettig, Chairman of the Conflicts Committee

and

Morris, Nichols, Arsht & Tunnell LLP

1201 N. Market Street

Wilmington, Delaware 19801

Attention: Louis G. Hering

Facsimile: (302) 425-4662

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

5.5 Interpretation. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and (b) “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation.” The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

5.6 Entire Understanding. This Agreement (including the documents referred to or listed herein and the schedules annexed hereto) and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement between and among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements between or among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

5.7 Successors and Assigns; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of Law or otherwise), by any party without the prior written consent of the other parties hereto. Any assignment in violation of this provision shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.8 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

5.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

5.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) To the maximum extent permitted by applicable Laws, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(b) Each of the parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) subject to service of process in the State of Delaware. Each Party hereby irrevocably and unconditionally (A) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts); (B) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (C) acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement.

5.11 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, Representative, partner or stockholder of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

5.12 Remedies. The parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies shall not be the exclusive remedies for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to each of the parties.

5.13 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the parties. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Only actions, waivers or consents by NRGM or NRGM GP with the prior written consent of the Buyer Special Committee shall constitute an action, waiver or consent by either NRGM or NRGM GP as a party hereto, and the Buyer Special Committee shall be entitled to exercise all rights of the Inergy Parties under this Agreement. Only actions, waivers or consents by CMLP with the prior written consent of the MLP Conflicts Committee shall constitute an action, waiver or consent by CMLP as a party hereto.

5.14 Limited Partner Capacity. Other than with respect to its obligations under Section 4.5 hereof, CMLP GP is signing and entering into this Agreement solely in its capacity as a record owner of Subject Units, and nothing else herein shall limit or affect in any way any actions that may be hereafter taken by CMLP GP in its capacity as a general partner of CMLP or in any other capacity (but only in such other capacity if such actions are permitted to be taken pursuant to Section 4.1) and no such actions shall be deemed to be a breach of this Agreement. Nothing contained in this Agreement will restrict, limit, prohibit or preclude CMLP GP from exercising or discharging his or her fiduciary duties as a general partner of CMLP under applicable law.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INERGY, L.P.

By:	Inergy GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INERGY MIDSTREAM, L.P.

By: NRGM GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INTREPID MERGER SUB, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

SIGNATURE PAGE TO VOTING AGREEMENT

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD GAS SERVICES HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

SIGNATURE PAGE TO VOTING AGREEMENT

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Gas Services GP, LLC, its General Partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

Existing Units

Name	Ownership

Crestwood Gas Services GP LLC	137,105 Common Units

Crestwood Gas Services Holdings LLC	6,190,469 Class D Units 17,210,377 Common Units

Crestwood Holdings LLC	2,333,712 Common Units

SCHEDULE A